       =================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT
       =================================================================


                                     AMONG

                            NAI TECHNOLOGIES, INC.,

                                  AS BORROWER,

                              THE BANK OF NEW YORK

                                      AND

                                 CHEMICAL BANK,

                                    AS BANKS

                                      AND

                              THE BANK OF NEW YORK

                            AS ADMINISTRATIVE AGENT

                                      AND

                                 CHEMICAL BANK

                              AS COLLATERAL AGENT

       =================================================================


                           DATED AS OF APRIL 12, 1995

       =================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT
                               TABLE OF CONTENTS


                                                                        Page No.

I.    DEFINITIONS...........................................................  2

      SECTION 1.01.  Defined Terms..........................................  2
      SECTION 1.02.  Terms Generally........................................ 14

II.   AMOUNT AND TERMS OF CREDIT............................................ 14

      SECTION 2.01.  Restructuring of Existing Extensions of
                     Credit.  .............................................. 14
      SECTION 2.02.  Commitment of the Banks................................ 14
      SECTION 2.03.  Making of Loans........................................ 15
      SECTION 2.04.  Notes; Repayment of Loans.............................. 15
      SECTION 2.05.  Interest on Loans...................................... 16
      SECTION 2.06.  Default Interest....................................... 16
      SECTION 2.07.  Optional Termination or Reduction of
                     Commitment............................................. 16
      SECTION 2.08.  Mandatory Prepayment; Commitment
                     Termination............................................ 16
      SECTION 2.09.  Optional Prepayment of Loans;
                     Reimbursement of Banks................................. 18
      SECTION 2.10.  Change in Circumstances................................ 18
      SECTION 2.11.  Pro Rata Treatment, etc................................ 19
      SECTION 2.12.  Taxes.................................................. 20
      SECTION 2.13.  Commitment Fee......................................... 22

      SECTION 2.14.  Right of Set-Off....................................... 23

III.  REPRESENTATIONS AND WARRANTIES OF BORROWER ........................... 23

      SECTION 3.01.  Organization and Authority.  .......................... 23
      SECTION 3.02.  Due Execution.......................................... 23
      SECTION 3.03.  Statements Made........................................ 24
      SECTION 3.04.  Financial Statements................................... 24
      SECTION 3.05.  Ownership of Property; Liens........................... 25
      SECTION 3.06.  Compliance with Law.................................... 25
      SECTION 3.07.  Insurance.............................................. 25
      SECTION 3.08.  Use of Proceeds........................................ 25
      SECTION 3.09.  Litigation. ........................................... 25
      SECTION 3.10.  Subsidiaries........................................... 26
      SECTION 3.11.  Taxes. ................................................ 26
      SECTION 3.12.  Filing of Statements and Reports. ..................... 26
      SECTION 3.13.  ERISA. ................................................ 26
      SECTION 3.14.  Environmental Matters. ................................ 27
      SECTION 3.15.  Material Agreements.  ................................. 27

IV.   CONDITIONS OF LENDING................................................. 27

      SECTION 4.01.  Conditions Precedent to Restructuring.................. 27
      SECTION 4.02.  Conditions Precedent to Each Loan...................... 31
      SECTION 4.03.  Conditions Precedent to the Occurrence of
                     the Extended Maturity Date. ........................... 32
      SECTION 4.04.  Conditions Subsequent to
                     Restructuring.  ....................................... 32

V.    AFFIRMATIVE COVENANTS................................................. 33

      SECTION 5.01.  Financial Statements, Reports, etc..................... 33
      SECTION 5.02.  Corporate Existence.................................... 36
      SECTION 5.03.  Insurance.............................................. 36
      SECTION 5.04.  Obligations and Taxes.................................. 36
      SECTION 5.05.  Notices................................................ 36
      SECTION 5.06.  Access to Books and Records............................ 37
      SECTION 5.07.  Maintenance of Operating Account; Deposit
                     Account................................................ 37
      SECTION 5.08.  Hazardous Material..................................... 37
      SECTION 5.09.  Future Subsidiaries.................................... 38
      SECTION 5.10.  Delivery of Assignments of Government
                     Contracts.............................................. 38
      SECTION 5.11.  Maintenance of Properties.............................. 38
      SECTION 5.12.  Report of Advisor...................................... 38
      SECTION 5.13.  Sale of Property....................................... 39
      SECTION 5.14.  Further Assurances.  .................................. 39
      SECTION 5.15.  Fiscal Year; Accounting.  ............................. 39

VI.   NEGATIVE COVENANTS.................................................... 39

      SECTION 6.01.  Liens.................................................. 39
      SECTION 6.02.  Merger, etc............................................ 39
      SECTION 6.03.  Indebtedness........................................... 40
      SECTION 6.04.  Capital Expenditures................................... 40
      SECTION 6.05.  Guarantees and Other Liabilities....................... 40
      SECTION 6.06.  Dividends; Capital Stock............................... 41
      SECTION 6.07.  Transactions with Affiliates........................... 41
      SECTION 6.08.  Investments, Loans and Advances........................ 41
      SECTION 6.09.  Disposition of Assets.................................. 41
      SECTION 6.10.  Nature of Business..................................... 41
      SECTION 6.11.  Prohibition of Certain
                     Prepayments.              ............................. 42
      SECTION 6.12.  Limitation on Leases. ................................. 42
      SECTION 6.13.  Sale and Leaseback. ................................... 42
      SECTION 6.14.  Maintenance of Consolidated Current
                     Ratio. ................................................ 42
      SECTION 6.15.  Maintenance of Consolidated Quick
                     Ratio. ................................................ 42
      SECTION 6.16.  Maintenance of Consolidated Tangible Net
                     Worth. ................................................ 42
      SECTION 6.17.  Consolidated Net Loss.  ............................... 43

                                       ii

VII.  EVENTS OF DEFAULT..................................................... 43

      SECTION 7.01.  Events of Default...................................... 43

VIII. THE AGENTS............................................................ 47

      SECTION 8.01.  Duties................................................. 47
      SECTION 8.02.  Sharing of Setoffs..................................... 47
      SECTION 8.03.  Rights and Duties of Collateral Agent.................. 48
      SECTION 8.04.  Certain Rights of the Collateral Agent................. 48
      SECTION 8.05.  Release of Collateral.................................. 49
      SECTION 8.06.  Agreement of Required Banks............................ 49
      SECTION 8.07.  Liability of Agent. ................................... 49
      SECTION 8.08.  Reimbursement and Indemnification...................... 50
      SECTION 8.09.  Rights of Agents. ..................................... 50
      SECTION 8.10.  Independent Banks...................................... 50
      SECTION 8.11.  Notice of Transfer..................................... 51
      SECTION 8.12.  Successor Agents....................................... 51

IX.   MISCELLANEOUS......................................................... 51

      SECTION 9.01.  Notices................................................ 51
      SECTION 9.02.  Survival of Agreement, Representations
                     and Warranties, etc.................................... 52
      SECTION 9.03.  Successors and Assigns................................. 52
      SECTION 9.04.  Confidentiality........................................ 54
      SECTION 9.05.  Expenses; Documentary Taxes............................ 54
      SECTION 9.06.  Indemnity.............................................. 54
      SECTION 9.07.  CHOICE OF LAW.......................................... 55
      SECTION 9.08.  No Waiver.............................................. 55
      SECTION 9.09.  Extension of Maturity.................................. 55
      SECTION 9.10.  Amendments, etc........................................ 55
      SECTION 9.11.  Severability........................................... 56
      SECTION 9.12.  Headings............................................... 56
      SECTION 9.13.  Execution in Counterparts.............................. 56
      SECTION 9.14.  Prior Agreements....................................... 56
      SECTION 9.15.  Further Assurances..................................... 56
      SECTION 9.16.  Waiver of Jury Trial................................... 56
      SECTION 9.17.  Jurisdiction; Waiver of Jury Trial..................... 57

ANNEX A              - Commitment Amounts

EXHIBIT A            - Form of Note
EXHIBIT B-1          - Form of Security Agreement (NAI)
EXHIBIT B-2          - Form of Security Agreement
                       (Guarantors)
EXHIBIT B-3          - Form of Security Agreement (Arathon)
EXHIBIT C            - Form of Guaranties
EXHIBIT D            - Form of Lock Box Agreement
EXHIBIT E            - Form of Pledge Agreement
EXHIBIT F-1          - Form of Mortgage

EXHIBIT F-2          -                Form of Mortgage and Consolidation
                                       Agreement
EXHIBIT G            -                Form of Opinion of Counsel
EXHIBIT H            -                Registration Rights Agreement

SCHEDULE I           -                Schedule of Litigation
SCHEDULE II          -                Schedule of Existing Liens

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 12, 1995, among NAI TECHNOLOGIES, INC., a New York corporation (the "Borrower"), CHEMICAL BANK, a New York banking corporation ("Chemical"), THE BANK OF NEW YORK, a New York banking corporation ("BNY"), and each of the other financial institutions from time to time party hereto (together with Chemical and BNY, the "Banks"), BNY, as administrative agent (in such capacity, the "Administrative Agent") and Chemical, as collateral agent (in such capacity, the "Collateral Agent").


                             W I T N E S S E T H :


         WHEREAS,  the  Borrower is  obligated to Chemical and BNY in respect of
(i) term loans in the aggregate outstanding principal amount of $9,175,000 (the "Existing Term Loans") extended pursuant to the terms of that certain Term Loan Agreement, dated as of November 12, 1991, among the Borrower, Chemical and BNY, as amended from time to time (the "Existing Loan Agreement") and evidenced by certain term notes (the "Existing Term Notes"), (ii) demand loans in the aggregate outstanding principal amount of $6,000,000 (the "Existing Demand
Loans") evidenced by certain demand promissory notes (the "Existing Demand Notes", and together with the Existing Term Notes, the "Existing Notes"), (iii) accrued and unreimbursed fees and expenses in the amount of $112,760.09 and accrued and unpaid interest (collectively, the "Existing Miscellaneous Obligations"; and together with the Existing Term Loans and the Existing Demand Loans, the "Existing Obligations");

         WHEREAS, pursuant to the terms of the Existing Guaranties (as hereinafter defined), the Guarantors (as hereinafter defined) have absolutely and unconditionally guaranteed the payment when due of the Existing Obligations;

         WHEREAS, pursuant to the terms of the Existing NAI Security Agreement (as hereinafter defined) and the Existing NAI Pledge Agreements (as hereinafter defined), the Borrower granted to Chemical and BNY a lien in substantially all of its assets as collateral security for the Existing Obligations;

         WHEREAS, pursuant to the terms of the Existing Guarantors' Security Agreements (as hereinafter defined), the Guarantors granted a lien in substantially all of their assets as collateral security for their respective obligations under the Existing Guaranties;

         WHEREAS, in January 1995, the Borrower received a Federal income tax refund for the calendar year 1994 in the approximate amount of $3.9 million (the "Tax Refund"), which amount represents the proceeds of the Banks' perfected lien in the Borrower's general intangibles;

         WHEREAS, the Borrower has requested, and Chemical and BNY have agreed, to restructure the Existing Obligations as provided hereby, to amend, extend and restate the Existing Loan Agreement and the other Existing Loan Documents (as hereinafter defined) and to consent to the Borrower's use of the Tax Refund for its working capital needs;

         NOW, THEREFORE, the parties hereto hereby agree to amend, extend and restate the Existing Loan Agreement as follows:


I.       DEFINITIONS.


                  SECTION 1.01.  DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "Agents" shall mean, collectively, the Administrative Agent and the Collateral Agent.

         "Administrative Agent" shall have the meaning assigned to such term in the introductory section hereof.

         "Arathon" shall mean Arathon, V.I., Inc., a U.S. Virgin
Islands corporation.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be amended, modified or supplemented from time to time.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the non-assigning Banks, substantially in the form of Exhibit H.

         "BNY" shall have the meaning assigned to such term in the introductory section hereof, and shall include in all cases herein and in the other Loan Documents BNY's capacity as successor-in-interest to Barclays Bank of New York, N.A.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean the incurrence of Loans made from all the Banks on a single date.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close.

         "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower, without duplication) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles  or similar  fixed  asset  accounts  reflected  in the  consolidated balance sheet of the Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Flow Report" shall mean the weekly cash flow report prepared by Borrower on a rolling, thirteen week basis in form satisfactory to the Banks.

         "Chemical" shall have the meaning assigned to such term in the introductory section hereof, and shall include in all cases herein and in the other Loan Documents Chemical in its capacity as successor by merger with Manufacturers Hanover Trust Company.

         "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the restructuring of the Existing Obligations set forth in Section 4.01 have been satisfied or waived, which date shall occur not later than April 14, 1995.

         "Codar" shall mean Codar Technology, Inc., a Colorado corporation, a wholly-owned Subsidiary of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean, collectively, the "Collateral" as such term is defined in the Security Agreements, the "Pledged Collateral" as such term is defined in the Pledge Agreement and the "Mortgaged Property" as such term is defined in the Mortgage.

         "Collateral Agent" shall have the meaning assigned to such term in the introductory section hereof.

         "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth in Section 2.01 or as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

         "Commitment Fee" shall have the meaning set forth in Section
2.13.

         "Commitment Percentage" shall mean, with respect to each Bank, at any time prior to the termination of its Commitment, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

         "Consolidated Current Ratio" shall mean the ratio of consolidated current assets of the Borrower and its Subsidiaries to consolidated current liabilities of the Borrower and its Subsidiaries, each determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries provided pursuant to Section 5.01 hereof.

         "Consolidated   Quick  Assets"  shall  mean   consolidated   cash  plus
marketable securities plus accounts receivable of the Borrower and its Subsidiaries, each determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries provided pursuant to Section
5.01 hereof.

         "Consolidated Quick Ratio" shall mean the ratio of Consolidated Quick Assets to consolidated current liabilities of the Borrower and its Subsidiaries, determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries provided pursuant to Section 5.01 hereof.

         "Consolidated Tangible Net Worth" shall mean, at any time, the amount by which (i) the par value (or value stated on the books) of all classes of the capital stock of the Borrower, plus (or minus in the case of deficit) the amount of the consolidated surplus, whether capital or earned, of the Borrower and its Subsidiaries, each determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries provided pursuant to Section 5.01 hereof, exceeds
(ii) the aggregate amount carried as assets on the books of the Borrower and its Subsidiaries for goodwill, licenses, patents, trademarks, treasury stock, unamortized debt discount and expense, leasehold improvements and other intangibles, for cost of investments in excess of net assets at the time of acquisition by the Borrower or any Subsidiary, and for any write-up in the book value of any assets of the Borrower or any Subsidiary resulting from re-evaluation thereof subsequent to the date hereof, each determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries provided pursuant to Section 5.01 hereof.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the non-assigning Banks which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $200,000,000; and (iii) any other financial institution satisfactory to the non-assigning Banks.

         "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "Event of Default"  shall have the  meaning  given such term in Article
VII.

         "Existing Guaranties" shall mean, collectively, those certain Corporate Guarantee and Security Agreements, (i) dated as of November 12, 1991, (a) by Arathon for the benefit of Chemical, (b) by Arathon for the benefit of BNY, (c) by NAI-SDC for the benefit of Chemical, and (d) by NAI-SDC for the benefit of BNY, (ii) dated as of August 7, 1992, by Wilcom (a) for the benefit of Chemical and (b) for the benefit of BNY, and (iii) dated as of October 14, 1993, by Codar (a) for the benefit of Chemical, and (b) for the benefit of BNY.

         "Existing Guarantors' Security Agreements" shall mean each of those certain General Loan and Security Agreements, dated (i) dated as of June 24, 1994, by NAI-SDC for the benefit of Chemical and BNY, (ii) dated as of June 24, 1994, by Wilcom for the benefit of Chemical and BNY, and (iii) dated as of June 26, 1994, by Codar for the benefit of Chemical and BNY.

         "Existing Loan Documents" shall mean, collectively, the Existing Loan Agreement, the Existing Notes, the Existing NAI Security Agreement, the Existing NAI Pledge Agreements, the Existing Guaranties and the Existing Guarantors' Security Agreements.

         "Existing NAI Pledge Agreements" shall mean (i) that certain Pledge Agreement, dated as of July 29, 1994, among the Borrower, Chemical and BNY in respect of 100% of the issued and outstanding stock of Codar and (ii) that certain Pledge Agreement, dated as of March 30, 1993, among the Borrower, Chemical and BNY in respect of 100% of the issued and outstanding stock of Lynwood.

         "Existing NAI Security Agreement" shall mean that certain Security Agreement, dated as of June 24, 1994, among the Borrower, Chemical and BNY.

         "Existing Notes" shall have the meaning given such term in the first WHEREAS clause hereof.

         "Extended Maturity Date" shall mean April 15, 1996.

         "Financial Officer" shall mean the President or Chief
Financial Officer of the Borrower.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.04.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "Guarantors" shall mean NAI-SDC, Wilcom, Arathon, Codar and, from and after the execution and delivery of the Guarantees required pursuant to Section
5.09 hereof, any new Subsidiaries of the Borrower.

         "Hauppauge Property" shall mean the Borrower's premises in Hauppauge, New York, including the vacant and improved property, identified as lots 01.004 and 01.005 on the Suffolk County Land and Tax Map,
Section 185, Block 01.00.

         "Indebtedness"  shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, provided, that the same shall not be overdue (i.e., the earlier of ninety (90) days from invoice date or the date the obligee commences an action to recover such amounts), or if overdue, are being contested in good faith and by appropriate proceedings), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Expense" shall mean, for any period and with respect to any Person, cash interest paid by such Person during such period.

         "Interest Payment Date" shall mean the last Business Day of each month.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loans" shall have the meaning given such term in Section
2.01.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Registration Rights Agreement and any other instrument or agreement executed and delivered in connection herewith.

         "Lock Box Agreement" shall mean that certain Lock Box Agreement to be entered into by the Borrower and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

         "Lynwood"  shall  mean  Lynwood  Scientific   Developments  Limited,  a
corporation organized under the laws of the United Kingdom and a wholly-owned Subsidiary of the Borrower.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any of its Subsidiaries to perform any of their Obligations under any Loan Document to which they are or will be a party or (c) material impairment of the rights or benefits available to the Agents or any of the Banks under any Loan Document.

         "Maturity Date" shall mean January 15, 1996.

         "Mortgage" shall mean, collectively, that certain Mortgage, dated the date hereof, by the Borrower, as mortgagor, to the Collateral Agent, as mortgagee, in respect of all or a portion of the Hauppauge Property, and any other mortgage granted by the Borrower in respect of the Hauppauge Property, as the same may be amended, modified or supplemented from time to time.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA, subject to Title IV of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Sections 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "NAI-SDC" shall mean NAI Technologies - Systems Division Corporation, a New York corporation.

         "Notes" shall mean the amended and restated promissory notes of the Borrower, substantially in the form of Exhibit A-1 or A-2 hereto, as the case may be, each payable to the order of a Bank, evidencing Loans.

         "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and (b) the due and punctual payment of all other present and future, fixed or contingent, monetary obligations of the Borrower to the Banks under the Loan Documents.

         "Other Taxes" shall have the meaning given such term in Section 2.12.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation (or a similar rating by any similar organization which rates commercial paper);

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within twelve months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Bank with whom the Borrower maintains its cash management system or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of Chemical or BNY or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc. (or has a similar rating by any similar organization which rates commercial paper); and

                  (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

          "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due, which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements

(including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which, in the aggregate, are not substantial in amount, and which do not interfere materially with the ordinary conduct of the business of the Borrower or its Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or its Subsidiaries; (v) Liens covering real or personal property in existence at the time of acquisition thereof by the Borrower or any Subsidiary and purchase money Liens upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iii) solely for the purpose of financing the acquisition of such property and no such Lien covers, or is extended to cover, any other property owned by the Borrower or any such Subsidiary; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

         "Pledge Agreement" shall mean that certain Amended and Restated Pledge Agreement, dated the date hereof, between the Borrower and the Collateral Agent, for the benefit of the Banks, in respect of the capital stock of Codar, Lynwood and NAI-SDC, as the same may be amended, modified or supplemented from time to time.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced.

         "Projections" shall mean the projected and consolidated income and loss statements, budgets and cash flow statements on a monthly, quarterly and annual basis for the period through and including June 30, 1996, together with a letter from Policano & Manzo which shall provide that, in the view of Policano and Manzo, such Projections represent the expected results of the Borrower's operations for the period covered thereby and are based upon reasonable assumptions.

         "Real Property" shall have the meaning given to such term in Section 3.14(a).

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Borrower, Chemical and BNY, in substantially the form of Exhibit I, as the same may be amended, modified or supplemented from time to time.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

         "Required Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

         "Security Agreements" shall mean those certain Amended and Restated Security Agreements, dated the date hereof, executed by NAI, each of the Guarantors (other than Arathon) and Arathon in favor of the Collateral Agent for the benefit of the Banks in substantially the form of Exhibits B-1, B-2 and B-3, respectively, as the same may be amended, modified or supplemented from time to time.

         "Security Documents" shall mean, collectively, the Security Agreements, the Pledge Agreement, the Mortgage and the Trademark
Security Agreement.

         "Single Employer Plan" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA and which is subject to the provisions of Title IV of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent and/or one or more subsidiaries of the parent.

         "Taxes" shall have the meaning given such term in Section
2.12.

         "Termination Date" shall mean the earliest to occur of (i) the Maturity Date or, upon the satisfaction of the conditions set forth in Section 4.03 hereof, the Extended Maturity Date, as the case may be and (ii) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations) or an event described in Section 4068 of ERISA excluding events described in 29 CFR ss.ss.2615.21 or 2615.23, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

         "Trademark Security Agreement" shall mean that certain Trademark Security Agreement, dated the date hereof, between the Borrower and the Collateral Agent, for the benefit of the Banks, in form and substance satisfactory to the Banks, as the same may be amended, modified and supplemented from time to time.

         "Transferee" shall have the meaning given such term in Section
2.12.

         "Unused Total Commitment" shall mean, at any time, the Total Commitment less the aggregate outstanding principal amount of all Loans.

         "Wilcom" shall mean Wilcom, Inc., a New York corporation and a wholly owned Subsidiary of the Borrower.

         "Withdrawal  Liability"  shall have the  meaning  given such term under
Part I of Subtitle E of Part IV of ERISA.

                  SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a consistent basis.


II.      AMOUNT AND TERMS OF CREDIT.


                  SECTION 2.01. RESTRUCTURING OF EXISTING EXTENSIONS OF CREDIT. Subject to the terms and conditions and relying upon the representations, warranties and covenants herein set forth, each of the parties hereto agrees that, as of the Closing Date, the Existing Term Loans and the Existing Demand Loans extended by Chemical and BNY are hereby restructured as revolving credit loans (each a "Loan" and collectively, the "Loans") on the terms and conditions herein contained. The principal amount of the Loans for each Bank shall not exceed the amount set forth opposite its name below:

                                        Amount                  Percentage
                                        ------                  ----------

The Bank of New York                   $7,587,500                    50%
Chemical Bank                          $7,587,500                    50%
                                       ----------                   ----
TOTAL                                 $15,175,000                   100%
                                      ============                  ====

The Borrower confirms and agrees that the Borrower is truly and justly indebted to (a) BNY and Chemical and (b) the Banks in the aggregate amount (i) of the Existing Term Loans, the Existing Demand Loans and the Existing Miscellaneous Obligations and (ii) the Loans, respectively, without defense, offset or counterclaim of any kind whatsoever. Principal amounts outstanding on the Closing Date with respect to the Existing Term Loans and the Existing Demand Loans shall be deemed to be principal amounts outstanding with respect to the Loans as of the Closing Date.

                  SECTION 2.02. COMMITMENT OF THE BANKS. (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth, to make Loans to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date

(or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans exceed the Total Commitment, as the same may be reduced from time to time pursuant to Sections 2.07 or 2.08, as the case may be.

                  (b) Each Loan made in respect of a Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

                   SECTION 2.03. MAKING OF LOANS. (a) Each Bank may fulfill its Commitment with respect to any Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note.

                  (b) The Borrower shall give each Bank notice of each Borrowing hereunder by 12:00 Noon, New York time on the date of such Borrowing; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $500,000 in the aggregate), and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Each Bank shall use reasonable efforts to disburse its share of the Loans made in respect of a Borrowing on the date that notice of such Borrowing is received so that the funds shall be available to the Borrower no later than 4:00 p.m. New York City time.

                   SECTION 2.04. NOTES; REPAYMENT OF LOANS. The Loans made by each Bank shall be evidenced by a Note, duly executed on behalf of the Borrower, dated the Closing Date or the effective date of the applicable Assignment and Acceptance, as the case may be, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in an aggregate principal amount equal to such Bank's Commitment. The outstanding principal balance of all of the Loans, as evidenced by such Notes, shall be payable on the Maturity Date or the Extended Maturity Date, as the case may be (or, if earlier, the Termination
Date). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.05. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Notes.

                  SECTION 2.05. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.06, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Prime Rate plus 1-3/4%.

                  (b) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, upon any prepayment (on the amount prepaid), on the Termination Date and after the Termination Date on demand.

                  SECTION 2.06. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus 3-3/4%.

                   SECTION 2.07. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to each Bank, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $100,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.

                   SECTION 2.08. MANDATORY PREPAYMENT; COMMITMENT TERMINATION. The outstanding Obligations shall be subject to mandatory prepayment as follows:

                  (a) If at any time the sum of the aggregate principal amount of the outstanding Loans exceeds the Total Commitment, the Borrower shall immediately prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans to be equal to or less than the Total Commitment.

                   (b) Subject to the following sentence, the Borrower shall make the following scheduled payments of the Loans on the following dates:

                     Payment Date                                Amount
                     ------------                                ------

                     September 30, 1995                          $   875,000
                     December 31, 1995                               875,000
                     Maturity Date                                13,425,000

         In the event that the conditions to the occurrence of an Extended Maturity Date shall have occurred, the Borrower shall make the following scheduled payments of the Loans on the following dates:

                     Payment Date                                Amount
                     ------------                                ------

                     September 30, 1995                          $   875,000
                     December 31, 1995                           $   875,000
                     March 31, 1996                              $   875,000
                     Extended Maturity Date                      $12,550,000

         Notwithstanding the foregoing, the amounts of payments to be made under this Section shall be reduced by the amount of any prepayments under
         Section 2.08(c) resulting from the sale of the Hauppauge Property, with such reduction applied in the order of maturity.

                  (c) Upon any sale or series of related sales within any twelve month period of assets by the Borrower or any of its Subsidiaries (other than sales of inventory in the ordinary course of business and sale of equipment which is uneconomic, obsolete or no longer useful and which, in the latter instance, does not have an aggregate value in excess of $50,000), the Borrower shall prepay the Loans in an amount equal to 100% of such sale proceeds (net of reasonable costs in connection therewith) if the amount of sale proceeds generated by such sale or series of related sales of assets exceeds $100,000 in the aggregate, provided that no such prepayment shall be required to the extent such sale proceeds are promptly used to purchase replacement assets for those sold.

                  (d) Upon the sale of equity by the Borrower (other than in respect of the exercise of any stock options in favor of its directors or employees under plans in existence on the date hereof) or any of its Subsidiaries, the Borrower shall prepay the Loans in an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of any such sale in excess of $1,000,000 in a single transaction or in the aggregate.

                  (e) Upon each mandatory prepayment referred to in Section 2.08(b), (c) and (d), the Total Commitment shall be automatically and irrevocably reduced in an amount equal to the amount of the prepayment.

                  (f) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full.

                  SECTION 2.09. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF BANKS. (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, on the same Business Day if written or telecopied notice is received by each of the Banks prior to 12:00 noon, New York City time and thereafter upon at least one Business Day's prior written or telex notice to each of the Banks; provided, however, that each such partial prepayment shall be in an amount that shall be no less than $100,000 and in an integral multiple of $50,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein.

                  (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.09(a), the Borrower on demand by any Bank shall pay to such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment. Each Bank shall deliver to the Borrower together with such demand and from time to time thereafter one or more certificates setting forth the calculation of the amount of such loss as determined by such Bank.

                  (c) Any partial prepayment of the Loans by the Borrower pursuant to this Section 2.09 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Banks.

                  (d) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

                  SECTION 2.10. CHANGE IN CIRCUMSTANCES. (a) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved if this Agreement had not been entered into (taking into account such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                   (b) A certificate of each Bank setting forth the calculation of such amount or amounts as shall be necessary to compensate such Bank or its holding company, as the case may be, as specified in paragraph (a) above shall be delivered to the Borrower at the time of a making of a demand for payment pursuant to paragraph (a) above and from time to time thereafter and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                   (c) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                   SECTION 2.11. PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Section 2.10) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans hereunder and all payments of Commitment Fees shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be
(i) net of any tax applicable to the Borrower and (ii) made in

Dollars in immediately available funds at the office of each Bank by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

                  SECTION 2.12. TAXES. (a) Any and all payments by the Borrower hereunder and under the Notes shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on any Bank (or Transferee) by the United States or any jurisdiction under the laws of which any such Bank (or Transferee) is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges, withholdings or liabilities ("Amounts") with respect to payments hereunder or under the Notes to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee), (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee, as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) makes written demand therefor but in no event prior to the date of payment by such Bank (or Transferee) of the amount paid by such Bank (or Transferee) as to which such demand is being made. If a Bank (or Transferee) shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this subsection, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) as part of the refund), net of all out-of-pocket expenses of such Bank and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or Transferee), agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) in the event such Bank (or Transferee) is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee), the Borrower will furnish to such Bank, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt has not yet been received from the appropriate Governmental Authority after a reasonable effort by the Borrower to obtain such receipt, a copy of the transmittal letter of the Borrower making such payment and an undertaking by the Borrower to continue to seek to obtain such receipt.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United
States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower has received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

                  (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank, be otherwise materially disadvantageous to such Bank (or Transferee).

                  SECTION 2.13. COMMITMENT FEE. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date and ending on the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three-eighths of one percent (3/8%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) quarterly, in arrears, on the last Business Day of each March, June, September and December,
(y) on the Termination Date and (z) as provided in

Sections 2.07 and 2.08 hereof, upon any reduction or termination in whole or in part of the Total Commitment. All Commitment Fees shall, upon payment, become non-refundable.

                  SECTION 2.14.  RIGHT OF SET-OFF.  Subject to the provisions of
Section 7.01, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies which such Bank may have upon the occurrence and during the continuance of any Event of Default.


III.     REPRESENTATIONS AND WARRANTIES OF BORROWER


         In order to induce the Banks to restructure the Existing Obligations and continue to extend credit to the Borrower by the making of Loans, the Borrower represents and warrants as follows:

                  SECTION 3.01. ORGANIZATION AND AUTHORITY. The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents, and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

                  SECTION 3.02. DUE EXECUTION. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party
(i) are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of the Borrower, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation,

Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality,
(C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower other than the Liens granted pursuant to this Agreement and the Security Documents to which it is or will become a party; and
(ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority. This Agreement has been duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  SECTION 3.03. STATEMENTS MADE. The written statements which have been made by the Borrower in connection with any Loan Document, and any financial statements delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be valid and accurate at the time such projections were furnished to the Banks.

                   SECTION 3.04. FINANCIAL STATEMENTS. The Borrower has furnished the Banks with copies of the unaudited consolidated financial statement and schedules of the Borrower and its consolidated Subsidiaries for its fiscal year ended December 31, 1994. Such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as a whole as of such date and for such period; and in the case of the unaudited financial statements referred to above such balance sheet and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP, subject to normal year end adjustments. Except as set forth in that certain Certificate delivered by a Financial Officer on or before the Closing Date delivered pursuant to Section 4.01(q), since December 31, 1994, there has been no material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its consolidated Subsidiaries, taken as a whole.

                   SECTION 3.05. OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Subsidiary has good and marketable title to all of its properties and assets, real and personal, and there are no Liens (including Liens or retained security titles of conditional vendors) of any nature whatsoever on the assets of the Borrower, other than as permitted under Section 6.01 hereof. The Borrower is not party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets (including, without limitation, inventory) of the Borrower or otherwise result in a violation of this Agreement except as expressly permitted hereunder.

                  SECTION 3.06. COMPLIANCE WITH LAW. (a) (i) The operations of the Borrower comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.6901 et seq.); (ii) none of the operations of the Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) the Borrower does not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (b) The Borrower is not, to the best of its knowledge, in violation of any law, rule or regulation, the violation of which would have a material adverse effect on the financial condition, operations, business, prospects, properties or assets of the Borrower taken as a whole, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority.

                   SECTION 3.07. INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower.

                   SECTION 3.08. USE OF PROCEEDS. The proceeds of the Loans shall be used for general working capital purposes.

                   SECTION 3.09. LITIGATION. There are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Guarantor or any Subsidiary or any of its or their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a Material Adverse Effect, except as set forth on Schedule I.

                   SECTION 3.10. SUBSIDIARIES. The Borrower has no Subsidiaries or Affiliates other than the Guarantors and Lynwood.

                  SECTION 3.11. TAXES. The Borrower and each Subsidiary has filed or caused to be filed all tax returns in which the liability for taxes is in excess of $75,000 and which to the knowledge of the Borrower are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against each of them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or its Subsidiary, as the case may be), and no tax liens have been filed and, to the best knowledge of the Borrower, no claims are being asserted with respect to any taxes.

                   SECTION 3.12. FILING OF STATEMENTS AND REPORTS. Each of the Borrower and each Subsidiary has filed copies of all statements and reports which, to the knowledge of the Borrower, are required to be filed with any governmental authority, agency, commission, board or bureau and for which the failure to so file would have a material adverse effect on the condition, financial or otherwise, of the Borrower or such Subsidiary.

                  SECTION  3.13.  ERISA.  Subject  to the  events  described  in
Schedule III hereto, no Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan, and each Plan has complied and has been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such benefits. Neither the Borrower nor any Subsidiary nor any Commonly Controlled Entity has during the immediately preceding six-year period participated in any Multiemployer Plans. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, each Subsidiary and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $200,000.

                  SECTION 3.14. ENVIRONMENTAL MATTERS. (a) None of the real property owned or leased by the Borrower or any Subsidiary (such property, the "Real Property") contains, or to the best knowledge of the Borrower, has contained, any hazardous or toxic waste or substances or underground storage tanks, except as is customary in the industry in which the Borrower is engaged and in compliance with applicable laws.

                  (b) The Real Property is in compliance with applicable Federal, state and local environmental standards and requirements affecting such Real Property, and, to the knowledge of the Borrower, there is no environmental condition which could interfere with the continued use of the Real Property.

                   (c) No notice of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance is outstanding.

                  (d) Hazardous waste has not been transferred from any of the Real Property to any other location which is not in compliance with all applicable environmental laws, regulations or permit requirements.

                   (e) With respect to the Real Property, there is no pro-ceeding, governmental administrative action or judicial proceeding pending or, to the best knowledge of the Borrower or any Subsidiary, contemplated under any Federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower or any Subsidiary is named as a party.

                  SECTION 3.15. MATERIAL AGREEMENTS. Schedule IV accurately and completely lists all (i) material leases, contracts and agreements and (ii) subscriptions, options, warrants, calls (including pre-emptive rights) or other agreements or commitments of any nature relating to the capital stock of the Borrower (the "Equity-Related Agreements") to which the Borrower or any Subsidiary and any other Person is a party, including those leases, contracts, agreements and Equity-Related Agreements which are presently in effect and involve the conduct of the Borrower and its respective Subsidiaries' businesses and under which, by the terms thereof, could require the Borrower or the Subsidiary to make payments to any Person in excess of $250,000 per year or could require such other Person to make payments to the Borrower or the Subsidiary in excess of $250,000.

IV.  CONDITIONS OF LENDING


                   SECTION 4.01. CONDITIONS PRECEDENT TO RESTRUCTURING. The obligation of the Banks to restructure the Existing Obligations and to extend credit through the making of the Loans is subject to the following conditions precedent:

                           (a) Supporting Documents. The Banks shall have received:

                            (i)  a  copy  of  the   Borrower's   certificate  of
                   incorporation, as amended, certified as of a recent date by the Department of State of New York;

                      (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of, and payment of taxes by, the Borrower and as to the charter documents on file in the office of such Department of State; and

                     (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interests contemplated hereby, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate of the Department of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                            (b) Agreement. The Agents and the Banks shall have received executed originals of this Agreement, dated as of the Closing Date.

                           (c) Notes. Each of the Banks shall have received a Note executed by the Borrower, dated the Closing Date, payable to the order of such Bank, in an amount equal to such Bank's Commitment.

                            (d) Security Agreements. The Collateral Agent shall have received Security Agreements executed by the Borrower and each of the Guarantors, dated as of the Closing Date, in substantially the form of Exhibits B-1, B-2, and B-3.

                            (e) Guarantees. The Collateral Agent shall have received executed originals of the Guarantees substantially in the form of Exhibit C.

                            (f) Lock Box Agreement. The Collateral Agent shall have received the executed original of the Lock Box Agreement in substantially the form of Exhibit D.

                            (g) Pledge Agreement. The Collateral Agent shall have received executed originals of the Pledge Agreement, dated as of the Closing Date, substantially in the form of Exhibit E.

                           (h) Mortgage. The Collateral Agent shall have received an executed original of the Mortgage dated as of the Closing Date, in respect of the improved and unimproved parcels constituting the Hauppauge Property in substantially the form of Exhibits F-1 and F-2, respectively, together with all municipal authorizations necessary to permit the Borrower to grant such Mortgage, provided, that, the Collateral Agent shall not be authorized to file the Mortgage in respect of the improved portion of the Hauppauge Property prior to April 30, 1995 and only in the event that such property has not been sold for fair consideration prior to April 30, 1995 to Marlar Associates on terms consistent with those contained in that certain contract dated March 1995 by the Borrower, or on terms reasonably satisfactory to the Banks, provided, further that, in the event that the Mortgage on the improved parcel is filed, the Borrower shall execute and deliver to the Collateral Agent a consolidation agreement (in form attached to Exhibit F-2), pursuant to which the Liens granted in respect of both parcels of the Hauppauge Property shall be consolidated.

                            (i) Capital Stock. Each of the Banks, or their nominees, shall have received certificates representing 125,000 shares of common stock, par value .10 per share, of the Borrower.

                            (j) Opinion of Counsel to the Borrower and the Guarantors. The Banks shall have received the favorable written opinion of Whitman Breed Abbott & Morgan, counsel to the Borrower and the Guarantors, dated the Closing Date substantially in the form of Exhibit G.

                           (k) Payment of Fees. The Borrower shall have paid to the Banks (i) the then unpaid balance of all accrued and unpaid Existing Miscellaneous Obligations owed under and pursuant to the Existing Credit Agreement and (ii) a restructuring fee in the aggregate amount of $100,000 in immediately available funds.

                            (l) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Agents and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agents and the Banks, and the Banks shall have received all information and copies of all documents and papers, including records of corporate proceedings, which the Banks may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                           (m) UCC Searches. The Banks shall have received the results of UCC-11 searches satisfactory to the Banks (in each case dated as of a date reasonably satisfactory to the Banks).

                           (n) Environmental Compliance. The Banks shall have received copies of all reports, audits and other internal information of the Borrower relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Banks, and the Banks shall be satisfied that the Borrower is in compliance with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

                           (o) Schedule of Litigation. The Banks shall have received a Schedule (Schedule I) listing all material actions, suits or proceedings which exist, are pending or, to the best knowledge of the Borrower, are threatened, with respect to the Borrower or any of its assets which could result in a Material Adverse Effect.

                           (p)  Corporate  Structure,  etc.  All  aspects of the
         corporate, capital and governance structure of the Borrower, and all aspects of the structure and documentation of the transactions contemplated in connection with this Agreement and the other Loan Documents, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and thereby and all documents incidental hereto and thereto shall be in form and substance reasonably satisfactory to the Banks and the Banks shall have received all such copies of such documents as the Banks request.

                           (q) No Material Adverse Change. The Banks shall have received a certificate dated the Closing Date and signed by the president or chief financial officer of the Borrower identifying the material adverse changes in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Borrower from that disclosed in the Borrower's unaudited financial statements for the year ended December 31, 1994, and that the Borrower is not aware, as of the Closing Date, of any material undisclosed liability which could result in a Material Adverse Effect, except as set forth in the Certificate delivered pursuant to this subsection.

                            (r) Representations and Warranties True. The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date.

                           (s) Investment Bank. The Borrower shall have retained an investment bank satisfactory to the Banks for purposes of structuring and pursuing refinancing alternatives, raising additional capital for the Borrower through the issuance of equity and developing a marketing strategy to sell all or a portion of the stock and assets of the Borrower.

                            (t)  Closing  Documents.  The Banks  and the  Agents
          shall  have  received  all  documents   required  by  this   Agreement
          satisfactory in form and substance to the Banks.

                   SECTION  4.02.   CONDITIONS   PRECEDENT  TO  EACH  LOAN.  The
obligation of the Banks to make each Loan is subject to the following conditions precedent:

                  (a) Notice. Each Bank shall have received a notice with respect to such borrowing, as required by Article II.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing hereunder with the same effect as if made on and as of such date.

                   (c) No Default. On the date of each Borrowing hereunder, the Borrower shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the terms of this Agreement.

         SECTION 4.03. CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EXTENDED MATURITY DATE. The Borrower shall have the exclusive right to unilaterally extend the maturity of the Loans, and the Commitment of each of the Banks, to the Extended Maturity Date, subject to the satisfaction of the following conditions precedent:

                  (a) Projections. The Banks shall have received the Projections by May 15, 1995 and such Projections shall be in form and substance satisfactory to the Banks.

                  (b) No Default. On the date that the conditions to the extension of the Maturity Date have been satisfied, the Borrower shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (c) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents, unless otherwise made in writing in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the satisfaction of the conditions under this section with the same effect as if made on or as of such date.

                  (d) Note. Each of the Banks shall have received a Note executed by the Borrower, dated the date of the satisfaction of the conditions under this section, payable to the order of such Bank in an amount equal to such Bank's Commitment, which Note shall be due on the Extended Maturity Date.

                   SECTION 4.04. CONDITIONS SUBSEQUENT TO RESTRUCTURING. The obligation of the Banks to continue the Loans after the Restructuring is subject to the satisfaction of the following conditions subsequent:

                   (a) Audited Financial Statements. Within 30 days after the Closing Date, the Borrower shall furnish the Banks with copies of the audited consolidated and unaudited consolidating balance sheets and related statement of income and cash flows, showing the financial conditions of the Borrower and its

         Subsidiaries as of the close of its fiscal year ended December 31, 1994 and the results of its operations during such year and setting forth in comparative form the corresponding figures for the preceding fiscal year, which statements shall be accompanied by an unqualified opinion of KPMG Peat Marwick or other independent accountants of recognized national standing acceptable to the Required Banks and which shall not vary materially from the drafts of such statements furnished to the Banks by the Borrower on March 30, 1995. Upon the delivery of such financial statements and schedules, the Borrower's representation and warranty set forth in Section 3.04 shall be true and correct as to such audited statements and schedules and all references therein to "unaudited" statements shall be changed to "audited" statements;

                   (b) Trademark Security Agreement. Within 30 days after the Closing Date, the Collateral Agent shall have received executed originals of the Trademark Security Agreement, in form and substance satisfactory to the Banks; and

                  (c) Registration Rights Agreement. Within 5 days after the Closing Date, BNY and Chemical shall have received executed originals of the Registration Rights Agreement, dated the Closing Date,in substantially the form of Exhibit H.


V.       AFFIRMATIVE COVENANTS


         From the date hereof and for so long as any Commitment shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower agrees that, unless the Required Banks shall otherwise consent in writing, it will:

                   SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. Deliver to each of the Banks:

                  (a) within 90 days after the end of each fiscal  year,  a copy of the annual report for such year for the Borrower and its Subsidiaries, including its audited consolidated and unaudited consolidating balance sheets and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of its operations during such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all audited by KPMG-Peat Marwick or other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than if qualified as to maturity in less than 13 months) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of the first three fiscal quarters and within 60 days after the end of the fourth fiscal quarter of each fiscal year, its consolidated and consolidating balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the prior year's corresponding quarter, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or a Financial Officer, as the case may be, opining on or certifying such statements (i) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Banks demonstrating compliance with the provisions of Sections 6.04 and 6.14 through 6.18;

                  (d) (i) within twenty-one (21) days of the end of each fiscal month (commencing with the fiscal month ending on or about April 30, 1995), its unaudited monthly income statements for such fiscal month and (ii) within thirty days of the end of each fiscal month (commencing with the fiscal month ending on or about April 30, 1995), its unaudited monthly balance sheets as of the close of such fiscal month and the results of its operations and the operations of its Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the results of operations of the Borrower and its Subsidiaries on a consolidated basis, subject to normal year-end audit adjustments;

                  (e) Within 5 Business Days of the end of each week, its Cash Flow Report for such week;

                  (f) promptly after the same are sent or become publicly available, copies of any and all financial statements and reports which are made available to its stockholders and all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (g) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (h) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (i) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (j) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3) of ERISA, (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (k) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate, a copy of each notice from a Multiemployer Plan sponsor received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan,

         (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above; and

                  (l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or its Subsidiaries, or compliance with the terms of any material loan or financing agreements as any Bank may reasonably request.

                  SECTION 5.02. CORPORATE EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

                  SECTION 5.03. INSURANCE. (a) Keep its insurable properties insured at all times, with financially sound and reputable insurance companies, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; (b) maintain in full force and effect, with financially sound and reputable insurance companies, public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or its Subsidiaries, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; (c) maintain such other insurance as may be required by law; (d) cause the Collateral Agent to be named as loss payee in respect of its assets under the Borrower's applicable policies as the Banks may from time to time request and (e) furnish to the Banks, upon written request, full information as to the insurance carried.

                  SECTION 5.04. OBLIGATIONS AND TAXES. Pay all its obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default (which, for purposes of this Agreement, shall mean the earlier of (a) 90 days from its due date or invoice date, as the case may be, or (b) the date upon which such obligee commences an action or proceeding to recover such amount), as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower shall have set aside on its books adequate reserves therefor).

                  SECTION 5.05. NOTICES. Promptly give to each Bank notice in writing of (a) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default, (b) any material litigation, proceeding, investigation or dispute which may exist at any time between the Borrower or any Subsidiary and any governmental regulatory body which might substantially interfere with the normal business operations of the Borrower or any Subsidiary, and (c) all litigation and proceedings affecting the Borrower or any Subsidiary in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and in the case of notices under clauses (b) and (c) above, provide, with such notices, copies of the relevant summonses, complaints and other equivalent documents.

                   SECTION 5.06. ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower; and provide the Banks and their respective representatives access to all such books and records (excluding trade secrets or proprietary data) during regular business hours, in order that the Banks may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Banks pursuant to this Agreement, for conducting an environmental audit of the properties or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, permit the Banks and any of their respective agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower.

                  SECTION 5.07. MAINTENANCE OF OPERATING ACCOUNT; DEPOSIT ACCOUNT. As soon as possible, but in no event later than 2 Business Days from the date that the Collateral Agent provides the Borrower with check-writing capabilities that the Collateral Agent would commonly furnish to its customers, establish and maintain with the Collateral Agent an account or accounts to be used by the Borrower as its principal concentration account for day-to-day operations conducted by the Borrower and for the deposit of proceeds of sales of assets conducted by the Borrower outside of the ordinary course of business as permitted under this Agreement.

                   SECTION 5.08. HAZARDOUS MATERIAL. Indemnify each Bank against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (a) the imposition or recording of a lien by any local, state, or

Federal government or governmental agency or authority pursuant to any Federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof ("Cleanup Laws"); (b) claims of any private parties regarding violations of Cleanup Laws; and (c) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by the Company or such Bank in connection with the removal of any such lien or in connection with compliance by the Company or such Bank with any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or Federal government or governmental agency or authority.

                   SECTION 5.09. FUTURE SUBSIDIARIES. Cause any corporation which hereafter becomes a Subsidiary to execute and deliver to the Banks a Security Agreement and Guarantee substantially in the form of Exhibits B-2 and C, respectively.

                  SECTION 5.10. DELIVERY OF ASSIGNMENTS OF GOVERNMENT CONTRACTS. Deliver or cause to be delivered to the Collateral Agent, for the benefit of the Banks, the following (a) not later than ninety (90) days after the Closing Date, in the case of existing government contracts of the Borrower and each of the Guarantors and (b) promptly, in the case of new government contracts awarded or arising after the Closing Date, and in each case which require the government to purchase goods from the Borrower or any Guarantor for an aggregate purchase price in excess of $1,000,000:

                   (i) all information required by the Banks in connection with the preparation and filing of assignments in favor of the Banks of all government contracts of the Borrower and each of the Guarantors pursuant to the Assignment of Claims Act (31 U.S.C. Section 3727 and 41 U.S.C. Section 15); and

                   (ii) all documentation required by the Banks in connection with the above assignments, in form and substance satisfactory to the Collateral Agent, duly executed by each of the Borrower and the Guarantors, which documentation may be filed in the manner set forth by the Assignment of Claims Act by the Banks at any time in their sole discretion.

                   SECTION 5.11. MAINTENANCE OF PROPERTIES. Keep, and cause its Subsidiaries to keep, all properties useful and necessary in the business of the Borrower and its Subsidiaries in good working order and condition.

                   SECTION 5.12. REPORT OF ADVISOR. Cause the Borrower's investment banking firm to periodically apprise the Banks concerning the status of the matters in connection with which it was retained and otherwise to apprise the Banks as to such matters as the Banks may reasonably request and to cause such investment banking firm to provide notice of any offers or written expressions of interest from third parties to the Banks promptly after providing such information to the Borrower. The Banks confirm that, as of the Closing Date, Needham & Co. is a satisfactory investment bank.

                   SECTION 5.13. SALE OF PROPERTY. Use its best efforts to sell the Hauppauge Property to a third party for fair consideration.

                  SECTION 5.14. FURTHER ASSURANCES. Execute any and all further documents, agreements and instruments, and take all further actions which may be required under applicable law, or which the Agents or the Banks, may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created by the Security Documents.

                   SECTION 5.15. FISCAL YEAR; ACCOUNTING. Maintain its present fiscal year, method of accounting and current accounting policies (other than insignificant changes of method) except as permitted by GAAP.


VI.  NEGATIVE COVENANTS


         From the date hereof and for so long as any Commitment shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower will not and will not permit its Subsidiaries to:

                   SECTION 6.01. LIENS. Incur, create, assume or suffer to exist any Lien on any property or assets, income or profits of the Borrower or any of its Subsidiaries, now owned or hereafter acquired, other than (i) Liens existing as of the date of this Agreement as set forth in Schedule II, provided, however, that such Liens are not extended to cover other or additional Indebtedness or property of the Borrower; (ii) Permitted Liens; (iii) Liens in favor of the Banks; (iv) Liens covering the real or personal property of Lynwood (exclusive of the capital stock of Lynwood); provided, however, that said Lien shall be granted solely to secure the Indebtedness in Section 6.03(iv) hereof; and (v) Liens granted by Codar in connection with Indebtedness permitted pursuant to
Section 6.03(v) hereof.

                  SECTION 6.02. MERGER, ETC. Consolidate or merge with or into another Person or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, including its accounts receivable, or stock or securities convertible into stock of any Subsidiary, or make any material change in the present method of conducting business, except that: (a) any Subsidiary may be merged into, or consolidated with, the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more domestic Subsidiaries, and (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any other domestic Subsidiary.

                   SECTION 6.03. INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness between domestic Subsidiaries and between any domestic Subsidiary and the Borrower; (iii) other Indebtedness owing on the date of this Agreement and which is reflected in the balance sheet referred to in
Section 5.01 hereof; (iv) Indebtedness of Lynwood to Midland Bank plc. in an aggregate amount not to exceed $2,000,000 or the Dollar equivalent in English pounds; and (v) Indebtedness of Codar (existing on the date of the merger of a Subsidiary of the Borrower with and into Codar) to MetLife Capital Corp. and Colorado National Leasing, Inc. in an aggregate amount not to exceed $1,200,000.

                   SECTION 6.04. CAPITAL EXPENDITURES. Make Capital Expenditures for the following periods in an aggregate amount in excess of the following amounts for the following fiscal years (computed on a non-cumulative basis):

                  Fiscal Year                               Amount
                  -----------                               ------
                  1994                                   $ 3,000,000
                  1995                                   $ 4,000,000
                  1996                                   $   175,000

                                                          or, if the  conditions
                                                          to  the  extension  of
                                                          the Extended  Maturity
                                                          Date     have     been
                                                          satisfied    and   the
                                                          Borrower   effectuates
                                                          such        extension,
                                                          $1,225,000.

                   SECTION 6.05. GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), agree to supply funds for the purpose of paying, or enabling any Person to pay, endorse or otherwise become responsible or liable, directly or indirectly, in connection with the obligations (whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such entity to maintain, a minimum working capital or net worth of any such entity, or otherwise), stock or dividends of any Person except (a) guarantees by indorsement of negotiable instruments for deposit or collection in the ordinary course of business and (b) guarantees in respect of Indebtedness of Subsidiaries, provided that such Indebtedness is permitted by Section 6.03 hereof.

                  SECTION 6.06. DIVIDENDS; CAPITAL STOCK. (a) Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding, or set apart any sum for the aforesaid purposes, in any fiscal year, except that the Borrower may declare stock splits and pay dividends payable solely in shares of any class of its capital stock.

                  (b) Issue any capital stock of the Borrower at a price less than $1.9125 per share.

                  SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm's-length basis from unrelated third parties.

                   SECTION 6.08. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidence of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment (by way of transfers of property, contributions to capital, acquisitions of stock, or securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) or any other interest in, any other Person (all of the foregoing, "Investments"), except for (a) Permitted Investments and (b) stock or obligations issued in settlement of claims against any other person by reason of an event of bankruptcy or composition or readjustment of debt or reorganization of any debtor of the Borrower or any Subsidiary.

                  SECTION 6.09. DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets except for (i) sales of Inventory, fixtures and equipment in the ordinary course of business and (ii) sales of assets having a book value not exceeding $100,000 in the aggregate.

                   SECTION 6.10. NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the date hereof or the manner in which the business is conducted.

                  SECTION 6.11. PROHIBITION OF CERTAIN PREPAYMENTS. Make any payment of principal of any Indebtedness with a maturity of more than one year (other than the Notes), except at the stated maturity of such Indebtedness or as required by mandatory prepayment provisions relating thereto (subject to any subordination provisions applicable thereto).

                  SECTION 6.12. LIMITATION ON LEASES. Enter into any agreement, or be or become liable under any agreement, for the lease, hire or use of any real or personal property (other than Capitalized Leases) which would cause the aggregate maximum amount of all obligations of the Borrower and its Subsidiaries pursuant to such agreements in any fiscal year of the Borrower to exceed $1,850,000.

                  SECTION 6.13. SALE AND LEASEBACK. Enter into any arrangement with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  SECTION 6.14. MAINTENANCE OF CONSOLIDATED CURRENT RATIO. Permit the Consolidated Current Ratio to fall below 1.00 to 1.00 at the end of any fiscal quarter during the period from the Closing Date to December 31, 1995 and 1.10 to 1.00 at the end of any fiscal quarter during the period from January 1, 1996 to the Maturity Date or the Extended Maturity Date, as the case may be.

                   SECTION 6.15. MAINTENANCE OF CONSOLIDATED QUICK RATIO. Permit the Consolidated Quick Ratio to fall below 0.45 to 1.00 at the end of any fiscal quarter.

                  SECTION 6.16. MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth for the following periods to fall below the amounts set forth opposite such periods at any time during such periods:

                       Period                                     Amounts
                       ------                                     -------
                       March 1, 1995                             7,400,000
                         through March 31, 1995
                       April 1, 1995                             7,000,000
                         through April 30, 1995
                       May 1, 1995                               6,900,000
                         through May 31, 1995

                       June 1, 1995 through                      7,100,000
                         November 30, 1995
                       December 1, 1995 through                  7,400,000
                         the Maturity Date or
                         February 28, 1996, in the
                         case of an Extended
                         Maturity Date
                       March 1, 1996 through                     7,750,000
                         April 15, 1996, in the
                         case of an Extended
                         Maturity Date

                   SECTION 6.17. CONSOLIDATED NET LOSS. Permit the Borrower and its Subsidiaries to incur a consolidated net operating loss at the end of any fiscal quarter commencing with the fiscal quarter ending December 31, 1995.


VII.  EVENTS OF DEFAULT


                   SECTION 7.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) default shall be made in the payment of any (i) Commitment Fees or interest on the Loans or other non-principal amounts payable by the Borrower hereunder when due, and such default shall continue unremedied for more than five (5) days from the due date of such payment or (ii) principal of the Loans when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (b) any representation or warranty made by the Borrower in this Agreement or in any Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered;

                   (c) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01(e) or in Article VI hereof;

                  (d) default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than (i) five (5) days in the case the covenant contained in Sections 4.04(a) and (ii) twenty (20) days for all other covenants, conditions or agreements;

                  (e) if the Borrower or any Subsidiary shall (i) default in the payment of principal or interest on any Indebtedness, beyond the period of grace, if any, provided with respect thereto or (ii) default in the performance or observance of any other term, condition or agreement on its part to be performed under any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

                  (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) the Borrower or any of its Subsidiaries shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in clause (i) or (ii) above; or (iv) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

                   (g) any provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower, or the Borrower shall so assert in any pleading filed in any court;

                  (h) default by any Guarantor upon its Guarantee of the Notes pursuant to the terms thereof or if any such Guarantee shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any such Guarantor or such party shall deny that it has any further liability to the Banks with respect thereto;

                  (i) (i) any of the Security Documents shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any grantor, pledgor, mortgagor or any other party to any of the Security Documents or such party shall deny that it has further liability to the Banks and the Collateral Agent with respect thereto; (ii) the security interests created by the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (iii) there shall have occurred a material deterioration in the amount, value or marketability of the Borrower's assets and property taken as a whole;

                  (j) any final judgment or order as to a liability or debt for the payment of money in excess of $250,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, provided, that such judgment shall not be an Event of Default if (x) the liability or debt is insured, (y) the insurance is sufficient to cover the full amount of the judgment and (z) the insurer has been notified in writing and has not denied coverage.

                  (k) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, operations or assets of the Borrower or any of its Subsidiaries, (ii) have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Collateral Agent or the Administrative Agent or any Bank under any Loan Document, and there shall be any period of twenty
         (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (l) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum

         (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $500,000;

                  (m) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such MultiEmployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received;

                  (n) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $500,000;

                   (o) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA; or

                  (p) it shall be determined by any judicial or administrative forum that the Borrower is liable for the payment of claims arising out of any failure to comply, or to have complied, with applicable environmental laws or regulations;

then, and in every such event and at any time thereafter during the continuance of such event, and without notice or demand, each of or all of the Banks may take one or more of the following actions, at the same or different times: (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) set-off amounts in any accounts maintained with the Collateral Agent (including, without limitation, the lockbox account at Chemical) and apply such amounts to the obligations of the Borrower hereunder and in the other Loan Documents; (iv) direct the Collateral Agent to foreclose on, and otherwise exercise, all rights with respect to the Collateral securing the obligations of the Borrower hereunder and under the Security Documents; and
(v) exercise, and direct the Collateral Agent to exercise, any and all remedies under applicable law available to the Collateral Agent and the Banks.


VIII.  THE AGENTS; ADMINISTRATION OF LOANS


                   SECTION 8.01. DUTIES. The general administration of this Agreement and the Notes shall be by the Banks. The Administrative Agent shall have no duties or responsibilities under this Agreement or any of the remaining Loan Documents, other than with respect to the setting of the Prime Rate. The Collateral Agent shall have only the duties and responsibilities as are set forth in Sections 8.03, 8.04, and 8.05 and in the Security Documents. Any amounts received by the Banks in connection with this Agreement or the Notes (other than amounts to which the Banks are entitled pursuant to Sections 9.05 and 9.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding on each Note in the order of maturities.

                  SECTION 8.02. SHARING OF SETOFFS. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's

Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

                  SECTION 8.03. RIGHTS AND DUTIES OF COLLATERAL AGENT. The Banks hereby designate Chemical Bank as Collateral Agent to act as specified herein and in the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the Security Documents, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.

                  SECTION 8.04.  CERTAIN  RIGHTS OF THE  COLLATERAL  AGENT.  (a)
Subject to the provisions of paragraph (b) of this Section and the first sentence of Section 8.05, the Collateral Agent shall, upon the direction of (i) one or more Banks upon the occurrence of the Termination Date or (ii) the Required Banks, take all action specified in this Agreement, the Security Documents and the other Loan Documents in respect of the Collateral and the enforcement and preservation of the Banks' rights under the Loan Documents as directed by such parties, provided, that such action is authorized by the Loan Documents and not prohibited by applicable law.

                  (b) If the Collateral Agent shall request instructions from the Required Banks or one or more of the Banks, as the case may be, with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Banks in the instances where the consent or direction of the Required Banks is required, one Bank where the consent or direction of one of the Banks is required and all of the Banks where the consent or direction of all of the Banks is required, as the case may be; and the Collateral

Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Banks or one or more of the Banks, as the case may be.

                   SECTION 8.05. RELEASE OF COLLATERAL. Upon the direction of all of the Banks, the Collateral Agent shall release any Lien in any of the Collateral. Notwithstanding anything to the contrary contained herein, the Collateral Agent is hereby authorized to release any lien in the collateral in connection with the sale of any of the Borrower's assets permitted under Section 6.09.

                   SECTION 8.06. AGREEMENT OF REQUIRED BANKS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Collateral Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 9.10.

                   SECTION 8.07. LIABILITY OF AGENT. (a) Each of the Agents when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and none of the Agents and their respective directors, officers, agents, or employees shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. Each of the Agents and their respective directors, officers, agents, and employees shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                   (b) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank or by the Borrower of any of its obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Agents, in their respective capacities, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

                   SECTION 8.08. REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees (i) to reimburse (x) the Agents for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower and (y) the Agents for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 9.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their respective directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower (except such as shall result from their respective gross negligence or willful misconduct).

                  SECTION 8.09. RIGHTS OF AGENTS. It is understood and agreed that Chemical and BNY shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower, as though it were not the Collateral Agent and Administrative Agent, respectively, under this Agreement; provided, that nothing contained in any other such agreement or instrument shall constitute a waiver or modification of the terms of any of the Loan Documents.

                  SECTION 8.10. INDEPENDENT BANKS. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and agrees that the Agents shall bear no responsibility therefor.

                  SECTION 8.11. NOTICE OF TRANSFER. The Agents may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agents.

                   SECTION 8.12. SUCCESSOR AGENTS. Each of the Agents may resign at any time by giving written notice thereof to the Banks. Upon any resignation of the Collateral Agent, the Required Banks shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral agent under this Agreement.


IX.  MISCELLANEOUS


                   SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower at 1000 Woodbury Road, Suite 412, Woodbury, New York 11797-2530, Attn: Mr. Richard A. Schneider, Executive Vice President, telecopy number (516) 364-8855 and to a Bank or the Agents to it at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 9.01 or in accordance with the latest unrevoked written direction from such party. Copies of all notices and other communications given to the Borrower shall also go to Whitman Breed Abbott & Morgan, 200 Park Avenue, New York, New York 10166, Attn: David F. Kroenlein, Esq., telecopy number (212) 351-3131 and if to the Bank or one of the Agents, to Zalkin, Rodin & Goodman LLP, 750 Third Avenue, New York, New York 10017, Attn: Mark F. Liscio, Esq., telecopy number (212) 682-6331.

                   SECTION 9.02. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

                   SECTION 9.03. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and the Banks and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment.

                  (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and the related Note held by it), provided, however, that the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the non-assigning Bank) shall, unless otherwise agreed to in writing by the non-assigning Bank, in no event be less than $1,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agents, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments and/or Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

                  (e) Any  Bank  may,  in  connection  with  any  assignment  or participation or proposed assignment or participation pursuant to this Section 9.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 9.04.

                  SECTION 9.04. CONFIDENTIALITY. Each Bank agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Bank from disclosing such inform- ation (i) to any other Bank, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agents or any Bank which is not permitted by this Agreement, (vi) in connection with any litigation to which either of the Agents, any Bank, or their respective Affiliates may be a party,
(vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 9.03(e).

                   SECTION 9.05. EXPENSES; DOCUMENTARY TAXES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agents and the Banks (including but not limited to the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP, special counsel for the Agents and the Banks, and any other counsel that such parties shall retain) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and all reasonable out-of-pocket expenses incurred by the Banks and the Agents in the enforcement or protection of the rights of any one or more of the Banks or the Agents in connection with this Agreement, the Notes or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agents. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

                  SECTION 9.06. INDEMNITY. The Borrower agrees to indemnify and hold harmless the Agents and the Banks and their directors, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

                   SECTION 9.07. CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                  SECTION 9.08. NO WAIVER. No failure on the part of either of any of the Agents or the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 9.09. EXTENSION OF MATURITY. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

                  SECTION 9.10. AMENDMENTS, ETC. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank, (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder or (z) release any Collateral under any Security Document; and further provided that no such modification or amendment shall without the written consent of all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks or
(ii) amend this Section 9.10 or the definition of

Required Banks. No such amendment or modification may adversely affect the rights and obligations of either of the Agents without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Bank, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower unless signed by the Borrower.

                  SECTION 9.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforce- ability in any jurisdiction shall not invalidate or render un- enforceable such provision in any other jurisdiction.

                   SECTION 9.12. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                   SECTION 9.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 9.14. PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof, the terms of any letters and other documentation entered into between the Borrower and any Bank or the Agent and any oral communications between or among such parties prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.

                  SECTION 9.15. FURTHER ASSURANCES. Whenever and so often as reasonably requested by either of the Agents, the Borrower will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agents all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

                  SECTION 9.16. WAIVER OF JURY TRIAL. Each of the Borrower, the Agents and each Bank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to any of the Loan Documents or the transactions contemplated thereby.

                   SECTION 9.17. JURISDICTION; WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THIS AGREEMENT OR THE NOTES OR, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY SUBJECT MATTER OF ANY THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                          NAI TECHNOLOGIES, INC.


                                          BY:      Richard A. Schneider
                                             ------------------------------
                                                Title: Executive Vice President
                                                       Treasurer
                                                       Secretary



                                          THE BANK OF NEW YORK, AS A BANK
                                              AND AS ADMINISTRATIVE AGENT


                                          BY:       J. B. LIFTON
                                             -----------------------------
                                                TITLE: Vice President

                                                ONE WALL STREET
                                                NEW YORK, NEW YORK  10286


                                          CHEMICAL BANK, AS A BANK
                                              AND AS COLLATERAL AGENT

                                          By:     KATHRYN A. DUNCAN
                                             ------------------------------
                                                Title: Vice President

                                                7600 Jericho Turnpike
                                                Woodbury, New York 11797


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